Report of Independent
Registered Public
Accounting Firm

To the Shareholders and
Board of Directors
Legg Mason Investors
Trust, Inc.

In planning and
performing our audit of
the financial statements
of Legg Mason Investors
Trust, Inc. (the
"Trust") for the year
ended March 31, 2005, we
considered its internal
control, including
control activities for
safeguarding securities,
in order to determine
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to comply
with the requirements of
Form N-SAR, not to
provide assurance on
internal control.
The management of the
Trust is responsible for
establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with U.S.
generally accepted
accounting principles.
Those controls include
the safeguarding of
assets against
unauthorized
acquisition, use, or
disposition.
Because of inherent
limitations in internal
control, error or fraud
may occur and not be
detected.  Also,
projection of any
evaluation of internal
control to future
periods is subject to
the risk that it may
become inadequate
because of changes in
conditions or that the
effectiveness of the
design and operation may
deteriorate.
Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses
under the standards of
the Public Company
Accounting Oversight
Board (United States).
A material weakness is a
condition in which the
design or operation of
one or more of the
internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in
amounts that would be
material in relation to
the financial statements
being audited may occur
and not be detected
within a timely period
by employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control and its
operation, including
controls for
safeguarding securities
that we consider to be
material weaknesses as
defined above as of
March 31, 2005.
This report is intended
solely for the
information and use of
management and the Board
of Directors of Legg
Mason Investors Trust,
Inc. and the Securities
and Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified
parties.

ERNST & YOUNG LLP

Philadelphia,
Pennsylvania
May 13, 2005